EXHIBIT 23.5

               Consent of Independent Certified Public Accountants


To:      The Board of Directors
         Computer Management Sciences, Inc.


We consent to the use of our reports incorporated herein by reference.




EHRHARDT KEEFE STEINER & HOTTMAN PC



Denver, Colorado
December 21, 1998